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                                                                   EXHIBIT 10.29

                     [LETTERHEAD OF DIVERSA APPEARS HERE]

April 2, 1999

Karin Eastham
4965 Gunston Court
San Diego, CA 92130

Dear Karin,

We are pleased to make you an offer to join Diversa Corporation as a full-time employee. The Terms of the offer are as follows:

Title: Sr. VP, Finance and Chief Financial Officer, reporting to CEO & President.

Starting Salary:         $17,500/Month. (Please note, however, we are paid
                         semi-monthly; annual salary divided by 24 pay periods.)

Annual Bonus:            An annual bonus of up to 20% of your base salary as
                         outlined in the Annual Bonus Plan. The first year bonus will be a guaranteed 20% bonus. Diversa reserves the right to amend this Plan in support of the business objectives.

Equity: 600,000 stock options shares (approx. .74% of the outstanding shares), to be vested over a four year period, subject to the approval of the Board of Directors and the conditions stated in the Employee Incentive and Non-Statutory Stock Option Plan. The expected grant price is 60 cents/share. The first 25% vesting will occur the earlier of completing one year of service or a successful IPO. Also, there will be opportunities for additional stock options based on performance.

Insurance/401(K):        You will be eligible to participate in medical, dental
                         and vision insurance benefits the first of the month following your date of hire. You will also be eligible to enroll in our 401(K) Plan the first of the month following three (3) full time months of employment.
                         Diversa may make a discretionary employer match decided on each year by the Company's Board of Directors.
                         Currently the Company match equals 25% up to the first
                         6% contributed by employees.

Vacation:                Up to four weeks of paid vacation annually, accrued at
                         a monthly rate.

Outside Board
  Memberships:           Ability to participate on outside Boards assuming no
                         conflict of interest with Diversa's business, and no impact on Diversa's daily business operation. These
                         Board positions will be subject to Diversa's Board of Directors' approval.
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Karin Eastham
Page 2 of 2
April 2, 1999

Home Office
 Equipment:              Home based computer and printer for business purposes
                         during the term of employment, not to exceed $4,000.

Agreements:              This offer of employment is subject to and expressly
                         conditioned upon your execution of the Company's standard invention and non-disclosure agreement. A copy is enclosed.

Terms of Employment:     In a dynamic environment in which Diversa does
                         business, the company must be able to respond rapidly to business and technological changes. We are also aware that employees want the freedom to respond to changing career opportunities. For these reasons, as an employee of Diversa Corporation, you will enjoy the At-Will Employment Policy. This means you are free to terminate your employment and the company may terminate your employment, at any time, with or without any reason or cause. Any oral representations to the contrary are invalid. Any employment contract for anything other than At-Will Employment Policy is only valid if made in writing and signed by the Chief
                         Executive Officer of the Company. Upon beginning employment, you will be presented with an employee handbook that will also describe our Company's At-Will
                         Employment Policy, as well as other personnel guidelines and various benefits to which you may be entitled.

If these terms are acceptable, please indicate by signing and returning a copy of this letter. If you have any questions about this offer, please call me directly.

Karin, we are convinced that you will make a tremendous contribution to Diversa. Please let me know by April 8, 1999, if you wish to accept this position. The starting target date is May 3, 1999.

Sincerely,
Diversa Corporation


/s/ Jay Short
Jay Short
CEO & President

I accept Diversa's employment offer:

/s/ Karin Eastham                              4-2-99
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Karin Eastham                                Date